MSCM LLP
Chartered Accountants • Business Advisors

701 Evans Avenue
8th Floor
Toronto, Ontario Canada
M9C 1A3

telephone: (416) 626-6000
facsimile: (416) 626-8650
email: info@mscm.ca
website: www.mscm.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby provide our consent to the reference to our firm under the caption "Experts" and to the use of our Report of Independent Auditors dated January 21, 2008 on the consolidated financial statements of Nearctic Nickel Mines Inc. (the "Company") for the yeear ended November 30, 2007 in the Company's Form 20–F dated April 14, 2008.

MSCM LLP

MSCM LLP

Toronto, Ontario
April 14, 2008